Exhibit 99.1

Republic First Announces $125 Million Equity Capital Raise to Support Execution of Strategic Plan to Drive Profitability and Enhance Shareholder Value

Affiliates of Castle Creek Capital to Lead Investment Round at a Purchase Price of $2.25 Per Share of Common Stock Equivalent Securities

Company to Benefit from Director or Board Observer Identified by Affiliates of Castle Creek, a Leading Community Bank Investor

PHILADELPHIA, March 10, 2023 (GLOBE NEWSWIRE) -- Republic First Bancorp, Inc. (NASDAQ: FRBK) (the “Company” or “Republic First”), the holding company for Republic First Bank d/b/a Republic Bank, today announced it has entered into a definitive agreement with certain accredited investors for a private placement of equity securities of the Company (the “Capital Raise”) in the aggregate amount of $125 million at a purchase price of $2.25 per share of Common Stock equivalent securities. The Capital Raise, which follows a strategic review process overseen by the Strategic Review Committee of Republic First’s Board of Directors (the “Board”), with the assistance of independent advisors, is intended to support the Company’s execution of a strategic plan to drive profitability and enhance shareholder value.

Affiliates of Castle Creek Capital (together with its affiliates and co-investors, “Castle Creek”), an alternative asset management firm that has more than three decades of experience constructively partnering with community banks, has committed to participate in the Capital Raise for an aggregate amount of $60.725 million. The firm has made more than 300 community bank investments, totaling $1.7 billion across eight private equity funds. As part of the Capital Raise, Castle Creek will have the right following the closing to appoint a director or an observer to the Board and any subsidiary bank Board of Directors. Additionally, an affiliate of Cohen Private Ventures, LLC (“Cohen Private Ventures”) has committed to participate in the Capital Raise on the same terms for an aggregate amount of $30 million.

Thomas Geisel, President and Chief Executive Officer of Republic First, commented:

“This Capital Raise, which is a testament to the strength and potential of Republic First’s brand and business, positions us to accelerate execution of a strategic plan that targets profitability and enhanced value for stakeholders. We appreciate the confidence that Castle Creek has shown in our reconstituted leadership team and new vision. Partnering with an experienced bank investor allows us to not only improve our balance sheet, but also draw on Castle Creek’s extensive community banking acumen and success. We are also fortunate that Cohen Private Ventures, which is a meaningful current investor, believes in our vison and opportunity by committing to significantly add to its investment.

Although we have significant work in front of us, completing our strategic review and strengthening Republic First’s financial position are important milestones on the path to long-term value creation.”

The consummation of the Capital Raise is conditioned on other accredited investors committing to purchase an additional $34.275 million on the same terms. Additional investors will come from a pool identified by the Company and its advisors. The Capital Raise was negotiated and recommended by the Strategic Review Committee of the Board following its review and evaluation of multiple inquiries from third parties regarding potential transactions and alternative strategies. The participation of Cohen Private Ventures was negotiated at arm’s length.

Tony Scavuzzo, Managing Principal of Castle Creek, added:

“We look forward to supporting Tom, the team, and the Board of Directors. Our unique operating experience plus decades of investing in community banks prepares us well to help drive value creation going forward.”

Structure

The Capital Raise includes (i) Common Stock of the Company, par value $0.01 per share (“Common Stock”), (ii) Series B Convertible Preferred Stock, par value $0.01 (“Series B Preferred Stock”), authorized by the Board through the Company’s existing blank check preferred provision, which will have no voting rights and be economically equivalent to 10 shares of Common Stock and which, upon the authorization of the Non-Voting Common Stock, will automatically convert into 10 shares of Non-Voting Common Stock for each share of Series B Preferred Stock, (iii) Non-voting common stock of the Company, par value $0.01 (“Non-Voting Common Stock”), to be authorized and issued post-closing upon receipt of shareholder approval and which may be converted into Common Stock at the option of the holder if, following such conversion, the holder will own no more than 9.9% of the outstanding shares of Common Stock, or in connection with specified permitted transfers, and (iv) Warrants issued to Castle Creek to purchase Series B Preferred Stock/Non-Voting Common Stock as further described below (“Warrants” and together with the Common Stock, Series B Preferred Stock and Non-Voting Common Stock, the “Securities”).

At closing, in exchange for the cash consideration of $2.25 per share of Common Stock equivalent securities on an as-converted basis, the Company will issue to each purchaser a mix of voting Common Stock and Series B Preferred Stock agreed by the Company and the purchaser. In consideration of Castle Creek’s role as the anchor investor, the Company will also issue to Castle Creek a Warrant for 1,300,000 shares of Non-Voting Common Stock (or equivalent Series B Preferred Stock) with a strike price of $2.25 per share of Non-Voting Common Stock. The Warrant has a seven-year term and is subject to anti-dilution adjustments for non-cash dividends, non-cash distributions, stock splits, subdivisions, reclassifications or combinations of Common Stock. The Capital Raise is expected to close in May 2023.

Additional information about the Capital Raise, including a copy of the definitive agreement, will be provided in a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) and will be available at www.sec.gov.

Advisors

Keefe, Bruyette & Woods, A Stifel Company is serving as exclusive placement agent and Vinson & Elkins L.L.P. and Luse Gorman PC are serving as legal advisors to the Company. Squire Patton Boggs (US) LLP is serving as legal advisor to the placement agent. Sidley Austin LLP is serving as legal advisor to Castle Creek.

About Republic Bank

Republic First Bancorp, Inc. is the holding company for Republic First Bank, which does business under the name Republic Bank. Republic Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirty-four stores located in Greater Philadelphia, Southern New Jersey, and New York City. Republic Bank stores have extended lobby and drive-thru hours providing customers with some of the most convenient hours compared to any bank in its market. The Bank offers free checking, coin counting, ATM/debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network. The Bank also offers a wide range of residential mortgage products through its mortgage division, which does business under the name of Oak Mortgage Company.

About Castle Creek Capital

Castle Creek is an alternative asset management firm focused on the community banking industry. Located in San Diego, California and Dallas, Texas, the firm has been a leading investor in community banking since its inception in 1990, having raised and managed eight private equity funds and multiple special situations funds.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company’s filings with the SEC. These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company’s control. These factors include competition, timing, credit risks of lending activities, changes in general economic conditions, price pressures on loan and deposit products, the failure to consummate the Capital Raise, and other factors detailed from time to time in the Company’s filings with the SEC. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Important Additional Information

The Company intends to file a definitive proxy statement and may file a WHITE proxy card with the SEC in connection with the Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”) and, in connection therewith, the Company, certain of its directors and executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2022 ANNUAL MEETING. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.myrepublicbank.com/ or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.myrepublicbank.com.

The Securities will be offered and sold only to accredited investors pursuant to an exemption from registration under the Securities Act of 1933. The Securities have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

This news release shall not constitute an offer to sell or a solicitation of an offer to purchase the Securities or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Contacts

Longacre Square Partners
Joe Germani / Greg Marose, 646-386-0091
jgermani@longacresquare.com / gmarose@longacresquare.com